SUB-ITEM 77Q3

AIM GLOBAL GROWTH FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  4/30/2008
FILE NUMBER 811-6463
SERIES NO.: 5

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                                                      $ 735
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Institutional                                                    0


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                                                     0.0553
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Institutional                                               0.0664

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                     12,071
     2 Number of shares outstanding of a second class of open-end company hares (000's Omitted)
       Class B                                                      2,253
       Class C                                                        948
       Institutional                                                    0

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                    $ 25.25
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                    $ 23.59
       Class C                                                    $ 23.60
       Institutional                                              $ 25.30